AGREEMENT OF PURCHASE AND SALE
[Tucker House]

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made this 14th day of June, 2011 (the “Effective Date”), by and between TUCKER HOUSE II, INC., a Pennsylvania nonprofit corporation (“Seller”), and G&E HC REIT II TUCKER HOUSE SNF, L.P., a Delaware limited partnership (“Purchaser”).

WITNESSETH:

A. Seller is the owner of the Property (as hereinafter defined).

B. Seller wishes to sell the Property to Purchaser and Purchaser desires to buy the Property from Seller on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby, intending to be legally bound, agree as follows:

1. DEFINITIONS. As used in this Agreement the following terms shall have the following meanings:

(a) “Asset Purchase Agreements” shall have the meaning ascribed to it in Section 38(b) herein.

(b) “Assignment of Intangible Property” shall mean that certain assignment and assumption of intangible property, in substantially the form attached hereto as Exhibit “B”, assigning to Buyer all of Seller’s right, title and interest in and to the Intangible Personal Property including an assignment of guarantees and warranties with respect to the Property.

(c) “Authorizations” shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer with respect to the ownership, operation and use of the Property or any part thereof.

(d) “Bill of Sale” shall mean that certain bill of sale, in substantially the form attached hereto as Exhibit “C”, conveying title to the Tangible Personal Property and the Business Records from Seller to Purchaser.

(e) "Business Records” shall mean all of the books and records owned by Seller and relating solely to the Property or the operation thereof, including, without limitation, files, invoices, waivers, forms, accounts, correspondence, technical, accounting and procedural manuals, studies, reports or summaries relating to any environmental matters, architectural plans and specifications, leases, and other books and records relating to the ownership, maintenance or operation of the Property, surveys, engineering or environmental reports and other studies, investigations or depictions of the Property; but specifically excluding all books and records relating to the operation of the business conducted at the Real Property, such as Seller’s minute books, tax returns and similar corporate records.

(f) “Census” shall have the meaning ascribed to it in Section 6(b)(vi) herein.

(g) “Closing” shall have the meaning ascribed to it in Section 8(a) herein.

(h) “Closing Agreement” shall mean that certain agreement of even date herewith among Purchaser, the Purchaser Affiliates and certain affiliates of Mid-Atlantic pursuant to which said parties have agreed to execute and/or deliver certain documents and instruments in connection with and simultaneously with Closing under this Agreement, the Other Purchase Agreements and the Asset Purchase Agreements, which documents include, among others, the following: (i) a Master Lease Agreement, the agreed-upon form of which is attached as an exhibit to said Closing Agreement, pursuant to which Purchaser, as owner of the Real Property, and the Purchaser Affiliates, as owners of the Other Properties, will lease to PA Holdings-SNF, L.P., a Pennsylvania limited partnership, an affiliate of Mid-Atlantic (“Master Tenant”), the Real Property and all of the Other Properties (the “Master Lease”); (ii) guaranties of the Master Tenant’s obligation under the Master Lease, the agreed-upon form of which is attached as an exhibit to said Closing Agreement; and (iii) certain other documents and instruments referenced in the Master Lease, and/or said Closing Agreement, including without limitation, certain sublease agreements between Master Tenant, as sublandlord, and each of the applicable Mid-Atlantic entities, each as a subtenant, for the Real Property and each of the Other Properties (the “Subleases”), a letter of credit, security agreements and inter-creditor agreements (the “Other Lease Documents”). As of the Effective Date, Purchaser and Mid-Atlantic have not agreed to the form of all of the Other Lease Documents, and therefore not all of the Other Lease Documents are attached as exhibits to the Closing Agreement.

(i) “Closing Date” shall have the meaning ascribed to it in Section 8(a) herein.

(j) “Deed” shall mean that certain special warranty deed, in substantially the form attached hereto as Exhibit “D”, conveying fee simple title to the Real Property from Seller to Purchaser, subject only to Permitted Title Exceptions. The description of the Land in the Deed shall be identical to the description shown on Exhibit “A” attached hereto and made part hereof.

(k) “Deposit Funds” shall have the meaning ascribed to it in Section 10 herein.

(l) “Environmental Closing Agreement” shall have the meaning ascribed to it in Section 8(d)(vi) herein.

(m) “Environmental Site Assessments” shall mean those reports listed on Schedule 1(m) attached hereto.

(n) “Escrow Agent” shall mean First American Title Insurance Company.

(o) “Escrow Fund” shall have the meaning ascribed to it in Section 5 herein.

(p) “FIRPTA Certificate” shall mean an affidavit, in substantially the form attached hereto as Exhibit “E”, delivered by Seller in accordance with Section 1445 of the United States Internal Revenue Code (the “Code”) certifying that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign state or foreign person (as those terms are defined in the Code and the federal income tax regulations).

(q) “Governmental Body” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(r) “Hazardous Materials” shall have the meaning ascribed to it in Section 14(a)(vii) herein.

(s) “Improvements” shall mean that certain long term care facility commonly known as Tucker House, consisting of 180 licensed beds and related facilities located at 1001-1011 Wallace Street, Philadelphia, Pennsylvania 19123, and all other improvements, fixtures and items of real estate located on the Land and owned by Seller.

(t) “Initial Deposit” shall mean the earnest money deposit in the amount of Two Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 67/100 Dollars ($266,666.67) paid by Purchaser to Escrow Agent within two (2) business days following the execution of this Agreement and to be held in escrow pursuant to the terms hereof, together with the interest earned thereon.

(u) “Intangible Personal Property” shall mean, to the extent assignable, all intangible personal property owned by Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (i) plans and specifications pertaining to the Real Property or the Tangible Personal Property, (ii) the interest of Seller in and to each and every bond, guaranty and warranty concerning the Improvements and Personal Property (it being agreed that in the event such bonds, guaranties and warranties are not assignable to Purchaser, Seller shall, at Purchaser’s cost, cooperate with Purchaser as may be reasonably requested by Purchaser to cause the same to be re-issued to or as directed by Purchaser); and (iii) all rights to any past or current certificates of need for the Real Property or the services offered at the Real Property; but excluding (A) any and all Operating Agreements, all of which Seller shall terminate effective as of Closing, if not assumed by Mid-Atlantic pursuant to the Asset Purchase Agreements; (B) any accounts receivable or other amounts payable to Seller, including, without limitation, Medicare/Medicaid payments or refunds (resulting from retroactive rate increases or otherwise) for services or goods performed or provided prior to the Closing Date; (C) Seller’s cash on hand or in bank or investment accounts; and (D) the trade name “Tucker House” and telephone numbers.

(v) “Land” shall mean that certain parcel of real estate lying and being in Philadelphia County, Pennsylvania, commonly known as 1001-1011 Wallace Street, Philadelphia, Pennsylvania 19123, as more particularly described in Exhibit “A” hereto, together with all of Seller’s right, title and interest in and to easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining.

(w) “Mid-Atlantic” shall have the meaning ascribed to it in Section 38(b) herein.

(x) “Operating Agreements” shall mean the management agreements, service contracts, furniture or equipment lease agreements, if any, to which Seller is a party with respect to the ownership, operation, leasing, occupancy or maintenance of the Property.

(y) “Option Agreement” shall mean the Termination and Option Agreement, dated as of the date hereof by and among Seller, Cliveden-Maplewood Convalescent Centers, Inc., Cheltenham York Road Nursing and Rehabilitation Center Inc., Care Pavilion, Inc., and Mid-Atlantic Health Care, LLC.

(z) “Other Properties” shall have the meaning ascribed to it in Section 38(a) herein.

(aa) “Other Purchase Agreements” shall have the meaning ascribed to it in Section 38(a) herein.

(bb) “Owner’s Title Policy” shall mean an ALTA owner’s policy of title insurance issued to Purchaser by the Title Company pursuant to which the Title Company insures Purchaser’s ownership of indefeasible, marketable, fee simple title to the Real Property as of the date and time of recording of the Deed, subject only to Permitted Title Exceptions, in the aggregate amount of the Purchase Price.

(cc) (dd)	Intentionally Deleted. Intentionally Deleted.

(ee) “Permitted Title Exceptions” shall mean those exceptions to title to the Real Property set forth on Exhibit “A-1” attached hereto and the Resident Agreements;

(ff) “Property” shall mean collectively the Real Property, the Tangible Personal Property, the Intangible Personal Property and the Business Records.

(gg) “Purchase Price” shall have the meaning ascribed to it in Section 4 herein.

(hh) “Purchaser Affiliates” shall have the meaning ascribed to it in Section 38(a) herein.

(ii) “Purchaser’s Closing Contingencies” shall have the meaning ascribed to it in Section 8(b) herein.

(jj) “Purchaser’s Organizational Documents” shall mean the certificate of limited partnership and partnership agreement of Purchaser.

(kk) “Purchaser’s Representatives” shall have the meaning ascribed to it in Section 6(a) herein.

(ll) “Real Property” shall mean the Land and the Improvements.

(mm) “Representations” shall have the meaning ascribed to it in Section 16(b) herein.

(nn) “Required Clearance Exceptions” shall have the meaning ascribed to it in Section 7(a) herein.

(oo) “Resident Agreements” shall mean any agreement or contract right which Seller has with any person occupying now or in the future the Improvements as a resident.

(pp) “Seller Affiliates” shall have the meaning ascribed to it in Section 38(a) herein.

(qq) “Seller’s Closing Contingencies” shall have the meaning ascribed to it in Section 8(c) herein.

(rr) “Seller’s Title Policy” shall mean the existing owner’s title policy insuring Seller’s fee simple title to the Property.

(ss) “Seller’s Warranties” shall have the meaning ascribed to it in Section 37(a) herein.

(tt) “Tangible Personal Property” shall mean all equipment, furniture, machinery and fixtures owned by Seller and located on and used in connection with the Property, but excluding (i) all vehicles owned by Seller, if any, and (ii) any property that is not owned by Seller but is leased by Seller and used in connection with the Property.

(uu) “Title Commitment” shall mean the commitment by the Title Company to issue the Owner’s Title Policy.

(vv) “Title Company” shall mean First American Title Insurance Company.

(ww) “Title Objections” shall have the meaning ascribed to it in Section 7(a) herein.

2. SALE OF PROPERTY. Seller agrees to sell the Property to Purchaser and Purchaser agrees to buy the Property from Seller on the terms and conditions hereinafter set forth.

3. RESERVED.

4. PURCHASE PRICE. The purchase price (“Purchase Price”) for the Property shall be Ten Million Dollars ($10,000,000.00), which shall be payable as follows:

(a) The Escrow Fund (as defined below) shall be applied to the Purchase Price at Closing.

(b) The balance of the Purchase Price (subject to settlement prorations prorated as of the Closing) shall be paid by Purchaser to Seller at the Closing hereunder by wire transfer of immediately available federal funds to one or more accounts designated in writing by Seller.

5. ESCROW FUND; REMEDIES. Seller, Purchaser and Escrow Agent acknowledge the delivery of the Initial Deposit to Escrow Agent, to be held in escrow on the terms and conditions set forth herein, or as the parties may otherwise mutually direct Escrow Agent in writing. The Initial Deposit shall be deposited by Escrow Agent in an interest-bearing savings or investment account at a financial institution selected by Purchaser and the principal and any interest accrued thereon plus any future additions thereto (collectively, the “Escrow Fund”) shall be held and disposed of as follows:

(a) It is the intent of Purchaser and Seller that the Escrow Fund and all interest accrued in the Escrow Fund shall inure to the benefit of Purchaser unless and until there shall be a default by Purchaser in fulfilling its obligations under this Agreement (including, without limitation, a default pursuant to Section 8(j) of this Agreement) which default is not cured within ten (10) days of receipt of notice thereof from Seller, in which event Seller may terminate this Agreement and thereafter the Escrow Fund shall be paid to Seller as liquidated damages, and this Agreement shall be terminated and the parties released of all of their respective obligations hereunder except those expressly stated to survive the termination of this Agreement; provided, that in no event shall Seller be limited to retaining the Escrow Fund for a default by Purchaser under Section 6(a) of this Agreement. Seller and Purchaser agree that, in the event of a default by Purchaser hereunder, the damages that Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and Purchaser agree that the Escrow Fund shall serve as full and complete liquidated damages and as Seller’s sole remedy, except for a default by Purchaser under Section 6 of this Agreement, for which Seller shall be entitled to all remedies at law or in equity.

(b) (i) If any of the Purchaser’s Closing Contingencies are not satisfied or waived in Purchaser’s judgment (except due to a default by Purchaser), (ii) upon the occurrence of any other event that expressly entitles Purchaser to terminate this Agreement and its obligations hereunder, or (iii) upon the occurrence of a default by Seller under this Agreement, which default is not cured within ten (10) days of receipt of notice thereof from Purchaser, Purchaser, as its sole and exclusive remedies, may elect: (A) to terminate this Agreement, in which event the Escrow Fund shall be forthwith returned by Escrow Agent to Purchaser and all other rights and obligations of Seller and Purchaser hereunder shall terminate immediately except for any obligations stated to survive termination; (B) to waive its right to terminate and, instead, to proceed to the Closing without abatement of the Purchase Price, or (C) in the event of a Seller default, to pursue an action for specific performance of this Agreement; provided, however, if the remedy of specific performance is not available as a result of the conveyance of the Property by Seller to a third party, Purchaser shall have the right to seek damages for Seller’s breach of this Agreement, and provided further that, if Purchaser elects to seek specific performance or to seek damages, Purchaser must commence an action by August 31, 2011.

6. INSPECTION.

(a) Due Diligence. Purchaser, its employees, agents and contractors (collectively, “Purchaser’s Representatives”) shall have access to the Property during normal business hours (accompanied at all times by a representative of Seller) upon at least twenty-four (24) hours’ prior notice by telephone, fax or email, for the purpose of conducting surveys, architectural, engineering, feasibility studies, and any other non-invasive inspections, studies or tests of the Property, including but not limited to the roof, walls, foundation, structural components, heating, air conditioning, ventilation, electrical and plumbing units and systems and parking facilities, reasonably required by Purchaser in connection with Purchaser’s due diligence. Notwithstanding the foregoing, Purchaser shall take all reasonable steps to avoid interfering with any tenants located within the Property, including scheduling such inspections and tests at such times and in such manner so as to not interfere in any material way with such tenants’ occupancy of the Property. Purchaser is not permitted to perform any intrusive testing, including, without limitation, a Phase II environmental assessment or boring, without (i) submitting to Seller the scope and inspections for such testing; and (ii) obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Purchaser shall keep the Property free and clear of any liens associated with the exercise of Purchaser’s rights pursuant to this Section 6 and will indemnify, defend and hold Seller harmless from all claims and liabilities asserted against Seller for liens or for injuries to persons or physical damage to property caused by Purchaser or Purchaser’s Representatives during their access to the Property from and after the Effective Date or for any claims arising on or after the Effective Date in connection with any breach of Purchaser’s obligations under this Section 6, which obligations, and the foregoing indemnification obligations, shall survive Closing or termination of this Agreement. If any inspection or test performed on or after the Effective Date by or for Purchaser damages the Property, Purchaser shall promptly repair such damage, at Purchaser’s sole expense, and Purchaser’s obligation pursuant to this sentence shall survive termination of this Agreement. All due diligence conducted on or after the Effective Date by or on behalf of Purchaser shall be at Purchaser’s sole cost and expense and conducted in a good and workmanlike manner and in accordance with all applicable laws.

(b) Mid-Atlantic Deliveries. No later than seven (7) days after the Effective Date (except as otherwise set forth below), Seller shall deliver to Purchaser or make available for Purchaser’s review the following materials, but only to the extent that Seller has not previously delivered same to Mid-Atlantic:

(i) Copies of the current state license for the operation of the Property as a nursing care facility and of all state inspection reports for the Property.

(ii) Copies of the Seller’s Title Policy and the most current “as-built” survey of the Property, if any, in Seller’s possession.

(iii) All plans and specifications in connection with the Property in Seller’s possession.

(iv) All environmental, soil, engineering and other reports concerning the Property in Seller’s possession.

(v) A Certification Statement dated February 22, 2011, issued by the City of Philadelphia, Department of Licenses and Inspections, providing that (A) the zoning classification of the Property is R-10, (B) the use of the Property is legal, and (C) there are no outstanding written notices of any uncorrected violations issued by the City of Philadelphia, Department of Licenses and Inspections.

(vi) A schedule which accurately sets forth, as of the date thereon, each room number in the Property, the name of the resident, the commencement date of the Resident Agreement, the expiration date of the Resident Agreement and the monthly payment in effect under such Resident Agreement (a “Census”). All Resident Agreements reflected in the Census shall be in full force and effect except for the vacancies noted on the Census.

(vii) A copy of the current real estate tax assessment for the Property and copies of any correspondence or other documents received by Seller related to the real estate tax assessment within twenty-four (24) hours of receipt thereof.

(viii) Copies of all maintenance and other records in Seller’s possession with respect to the condition and operation of the Property and the mechanical, electrical, plumbing and other systems serving the same.

All such due diligence items shall be sent to Purchaser at the address set forth in Section 20, to the attention of Mr. Phil Han.

(c) Application for Approvals. During the term of this Agreement, Purchaser may apply for such governmental permits and approvals as Purchaser shall deem necessary in order to enable Purchaser to own and operate the Improvements (excluding the business conducted therein) following the Closing, in substantially the same manner that Seller is operating the Improvements on the date hereof. Seller agrees, at no expense to Seller, to cooperate with Purchaser in connection with its efforts to obtain all such governmental permits and approvals, including, without limitation, signing all applications and consents which are reasonably required for such approvals.

7. TITLE.

(a) Purchaser and Seller are in possession of the Title Commitment, copies of all recorded exceptions identified therein, the survey of the Real Property obtained by Purchaser, the objections to title made by the prior purchaser of the Property and Seller’s responses thereto. As of the Effective Date, Purchaser has completed its review of said items and, based upon that review, Seller and Purchaser have agreed to the items included within the definition of Permitted Title Exceptions, and to the items that Seller shall, at Closing, remove or cause to be removed from the Owner’s Title Policy; provided that the foregoing shall not relieve Seller of its obligations hereunder in connection with the Required Clearance Exceptions (as defined below). Seller shall, at Closing, remove or cause to be removed from the Owner’s Title Policy all of the following (the “Required Clearance Exceptions”): (A) any mortgage financing, (B) mechanics’ or materialmen’s liens and other liens evidencing monetary encumbrances (other than liens for non delinquent general real estate taxes) which are removable by payment of liquidated and ascertainable amounts, and (C) those items listed on Exhibit “A-2”. Following Closing, Seller shall use commercially reasonable efforts (without being required to commence legal proceedings) to cause, and shall reasonably cooperate with Purchaser’s and Title Company’s efforts to cause, any of the Required Clearance Exceptions to which Seller was an original party to be removed from title to the Real Property, and this covenant shall survive Closing. If Seller is unable to remove or cause the Title Company to endorse over any Required Clearance Exceptions or other exception to title that is not a Permitted Title Exception, Purchaser may elect to either (x) terminate this Agreement by notice given to Seller on or before the Closing Date, in which event the Escrow Fund shall be refunded to Purchaser, and thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (y) waive such exception, in which event such exception shall be deemed an additional “Permitted Title Exception,” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(b) If on the Closing Date there are any Required Clearance Exceptions, Seller may use any portion of the Purchase Price to satisfy the same.

8. CLOSING.

(a) The closing of the sale of the Property from Seller to Purchaser hereunder (“Closing”) shall take place on June 30, 2011. Closing shall be conducted by delivery of required documents and funds to the Escrow Agent or in such other manner as the parties shall mutually agree. The date on which the Closing takes place shall be referred to herein as the “Closing Date.” Time is of the essence with respect to the Closing Date.

(b) All obligations of Purchaser to close under this Agreement are subject to the satisfaction of the following conditions precedent (the “Purchaser’s Closing Contingencies”):

(i) Seller having good and marketable title to the Property, subject only to the Permitted Title Exceptions and Resident Agreements.

(ii) Seller shall have delivered to Purchaser at Closing an updated Census effective as of no earlier than three (3) business days prior to the Closing Date, which evidences that during the immediately preceding thirty (30) day period, an average of at least ninety-six percent (96%) of the beds for which the Improvements are licensed by the Pennsylvania Department of Health were occupied by residents under Resident Agreements that were in full force and effect.

(iii) Seller shall have performed, in all material respects, all agreements required to be performed hereunder on or before the Closing.

(iv) All representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing in all material respects as though made on and as of said date.

(vi) There shall have occurred no event, change or effect that is materially adverse to the financial condition or results of operations of the Improvements; provided, however, that in determining whether a material adverse change or effect has occurred, any change or effect, to the extent it is attributable to any of the following, shall not be considered in determining whether a material adverse effect has occurred: (A) any change in financial or securities markets or in economic, regulatory or political conditions, including acts of war (whether or not declared), armed hostilities or terrorism, (B) matters affecting companies in the same or similar industries in which Seller and the Improvements operate, other than a reduction by more than ten percent (10%) in the rates of reimbursement currently payable to Seller by the Medicare and/or Medicaid programs, or (C) the execution, public announcement, closing or existence of this Agreement (collectively, a “Material Adverse Effect”). Seller shall inform Purchaser in writing of any Material Averse Event that occurs promptly after Seller acquires actual knowledge of such occurrence.

(vii) The simultaneous closing of the transactions contemplated by the Other Purchase Agreements and the Asset Purchase Agreements.

(viii) Mid-Atlantic shall have received all certificates, licenses, permits and other approvals issued by any applicable health care regulatory agency, which are required for the ownership, operation, maintenance, management and provision of health care services at or on the Property and the Other Properties as presently owned, operated, maintained, managed and provided, all as contemplated by the Asset Purchase Agreements).

(ix) Issuance by the Title Company of the Owner’s Title Policy.

(x) Seller, having used its commercially reasonable efforts, shall have obtained all consents and/or approvals of the parties required under Sections 5930(a) and 5547(b) of the Pennsylvania Nonprofit Corporation Law of 1988, as amended, or a letter from the office of the Attorney General of Pennsylvania indicating that no such consent or approval is required under Sections 5930(a) or 5547(b) of the Pennsylvania Nonprofit Corporation Law of 1988, as amended, in order to consummate the transactions contemplated by this Agreement.

(xi) Master Tenant, Mid-Atlantic (whom, with the subtenants under the Subleases, is a co-guarantor of the Master Tenant’s obligations under the Master Lease) and the applicable affiliates of Mid-Atlantic shall have executed and/or delivered the Master Lease, the Subleases and all of the Other Lease Documents as contemplated by the Closing Agreement, in the form attached to the Closing Agreement or as otherwise reasonably approved by Purchaser and the Purchaser Affiliates.

If Purchaser’s Closing Contingencies are not satisfied as of Closing, Purchaser may elect any of the remedies set forth in Section 5(b) herein, except in the event that Purchaser’s Closing Contingencies are not satisfied as of Closing as a result of a default by Purchaser.

(c) All obligations of Seller to close under this Agreement are subject to the satisfaction of the following conditions precedent (the “Seller’s Closing Contingencies”):

(i) Purchaser shall have performed, in all material respects, all agreements required to be performed hereunder on or before the Closing.

(ii) All representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing in all material respects as though made on and as of said date.

(iii) Seller, having used its commercially reasonable efforts, shall have obtained all consents and/or approvals of the parties required under Sections 5930(a) and 5547(b) of the Pennsylvania Nonprofit Corporation Law of 1988, as amended, or a letter from the office of the Attorney General of Pennsylvania indicating that no such consent or approval is required under Sections 5930(a) or 5547(b) of the Pennsylvania Nonprofit Corporation Law of 1988, as amended, in order to consummate the transactions contemplated by this Agreement.

(iv) The simultaneous closing of the transactions contemplated by the Other Purchase Agreements and the Asset Purchase Agreements.

Except as set forth in the following sentence, if Seller’s Closing Contingencies are not satisfied as of Closing, Seller may either (i) waive such contingencies, or (ii) terminate this Agreement, in which case the Escrow Fund shall be paid to Purchaser and no party shall have any further obligation hereunder except those stated to survive termination. If Seller’s Closing Contingencies are not satisfied as of Closing as a result of a default by Purchaser, Seller may either (i) waive such contingencies, or (ii) terminate this Agreement, in which case the Escrow Fund shall be paid to Seller and no party shall have any further obligation hereunder except those stated to survive termination.

(d) At Closing, Seller shall execute and deliver or cause to be executed and delivered to Purchaser:

(i) if applicable, the documents referenced in Exhibit “A-3” attached hereto;

(ii) the Deed;

(iii) if Purchaser’s survey of the Land specifies, or if Purchaser’s surveyor recommends, a legal description that is different than the description shown on Exhibit “A” attached hereto, a quit claim conveyance by Seller of the Real Property to Purchaser utilizing said alternate description;

(iv) the Assignment of Intangible Property;

(v) the Bill of Sale;

(vi) an agreement in form and substance reasonably acceptable to Purchaser pursuant to which Seller agrees to perform those tasks identified on Exhibit “H” attached hereto, and pursuant to which Seller and NewCourtland (defined below) agree to be responsible for the payment of all costs and expenses in connection therewith (the “Environmental Closing Agreement”);

(vii) a Census certified by Seller as accurate as of three (3) business days prior to the Closing Date;

(viii) the FIRPTA Certificate;

(ix) evidence of termination of all Operating Agreements not assumed by Mid-Atlantic pursuant to the Asset Purchase Agreements, which evidence shall be reasonably satisfactory to Purchaser;

(x) a certificate executed by Seller and dated the Closing Date stating that all warranties and representations of Seller given hereunder are true and accurate in all material respects as of the Closing Date;

(xi) evidence of existence, organization, and authority of Seller and all other persons executing and delivering instruments or documents which Seller is required to execute and deliver, or cause to be executed and delivered, in connection with Closing and the authority of any person(s) executing instruments documents on their behalf, all in a form reasonably satisfactory to the Purchaser and the Title Company;

(xii) subsistence certificate of Seller issued by the Commonwealth of Pennsylvania dated no earlier than thirty (30) days prior to Closing;

(xiii) affidavits as may be reasonably and customarily required by the Title Company to issue Purchaser the Owner’s Title Policy;

(xiv) all keys, electronic codes, electronic key cards, passwords and any and all other such security devices, if applicable, to the Property;

(xv) any additional documents that Purchaser or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, provided the same are customary for transactions such as this one and do not increase or enlarge Seller’s obligations or liability hereunder;

(xvi) to the extent not previously delivered to Purchaser, but only to the extent within Seller’s possession or reasonable control, originals of the Business Records;

(xvii) an Agreement of Purchase and Sale in form and substance reasonably acceptable to Seller and Purchaser pursuant to which Seller (a/k/a “Tucker House”) agrees to sell, and Purchaser or its affiliate agrees to purchase, for the sum of $10.00, that certain parcel of land located at 647-667 North 10th Street, Philadelphia, Pennsylvania (the “Vacant Parcel Agreement”); provided however, such Vacant Parcel Agreement does not constitute a Purchaser’s Closing Condition or a Seller’s Closing Condition, and failure of Seller and Purchaser to agree upon a form of such Vacant Parcel Agreement shall not affect the obligations of the parties under this Agreement;

(xviii) (xix) (xx)	Intentionally deleted; Intentionally deleted; and Intentionally deleted.

(e) At Closing, Purchaser shall execute and deliver or cause to be executed and delivered to Seller:

(i) the Purchase Price;

(ii) the Assignment of Intangible Property;

(iii) the Environmental Closing Agreement;

(iv) a certificate executed by Purchaser and dated the Closing Date stating that all warranties and representations of Purchaser given hereunder are true and accurate in all material respects as of the Closing Date;

(v) evidence of existence, organization, and authority of Purchaser and all other persons executing and delivering instruments or documents which Purchaser is required to execute and deliver, or cause to be executed and delivered, in connection with Closing and the authority of any person(s) executing instruments documents on their behalf, all in a form reasonably satisfactory to the Seller and the Title Company;

(vi) subsistence or good standing certificates of Purchaser issued by the State of Delaware and the Commonwealth of Pennsylvania dated no earlier than thirty (30) days prior to Closing;

(vii) Intentionally deleted;

(viii) if applicable, the Vacant Parcel Agreement; and

(ix) any additional documents that Seller or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, provided the same are customary for transactions such as this one and do not increase or enlarge Purchaser’s obligations or liability hereunder.

(f) At Closing, Seller and Purchaser shall execute closing statements consistent with this Agreement in form reasonably required by the Title Company.

(g) Exclusive possession of the Property, subject only to the Resident Agreements, shall be delivered to Purchaser at Closing by delivery of the Deed. Subject to Section 12, all risk of loss shall be on Seller until Closing.

(h) The Purchase Price shall be allocated among the assets purchased hereunder as elected by Purchaser with the approval of Seller, such approval not to be unreasonably withheld. The parties hereby agree that the portion of the Purchase Price that is allocated to the Personal Property will be less than nine percent (9%) of the total Purchase Price. Each of the parties hereto agrees and covenants (i) to report this transaction for federal income tax purposes in accordance with this allocation, (ii) not to take a position on any income tax return, before any Governmental Authority charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this subsection (h), and (iii) to execute and deliver at Closing the forms necessary to report the transactions contemplated hereby in accordance with the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

(i) The realty transfer tax assessed in connection with the Deed shall be split evenly between Seller and Purchaser and paid at Closing. Any realty transfer tax assessed in connection with the recording of any instrument referenced in Exhibit “A-3” shall be paid by Seller at Closing. Any realty transfer tax assessed in connection with the quitclaim deed, the Master Lease or the Subleases shall be paid by Purchaser and paid at Closing. As between Seller and Purchaser, Purchaser shall be responsible to pay any premiums owed in connection with any title insurance policy (including all endorsements) and survey obtained by it in connection with its acquisition of the Real Property, together with all fees charged by the Escrow Agent.

(j) In the event that Closing has not occurred by June 30, 2011 (time being of the essence) for any reason other than (i) any of the Purchaser’s Closing Contingencies has not been satisfied or waived in Purchaser’s judgment (except to the extent Purchaser’s Closing Contingencies are not satisfied due to a default by Purchaser), (ii) a default by Seller under this Agreement or the Other Purchase Agreements, or (iii) a default by Mid-Atlantic under the Asset Purchase Agreements, such failure shall constitute a default by Purchaser and Seller may elect to terminate this Agreement and retain the Escrow Fund in accordance with Section 5(a) of this Agreement.

(k) At Closing, Purchaser shall execute and deliver the Master Lease, the Subleases and the Other Lease Documents; however, formal tender of these documents as executed is hereby waived.

9. PRORATIONS. The following shall be apportioned and prorated as of the Closing, and Seller or Purchaser shall pay to the other, as the case may be:

(a) Real estate and personal property taxes;

(b) Utilities, water, sewer and fuel charges; and

(c) Other normally prorated items.

For the purpose of prorations, Closing shall be deemed to have occurred at 11:59 p.m. on the Closing Date so that Seller shall be deemed to own the Property on the Closing Date. To the extent final bills or statements are not available at Closing, the parties shall make the appropriate adjusting payments between them when such final bills or statements are available, which obligation shall survive Closing.

10. SECURITY DEPOSITS. All security and advance rent deposits (the “Deposit Funds”) paid by residents of the Property under any Resident Agreements, plus any interest legally accrued thereon, shall be delivered by Seller to Tucker House Nursing and Rehabilitation Center PA, L.P. under the Asset Purchase Agreement relating to the business conducted at the Real Property and the closing contemplated thereunder.

11. CONDUCT PENDING CLOSING.

(a) Seller covenants and agrees that, from the date hereof (except as otherwise set forth below) to the Closing Date:

(i) Seller will cooperate with Purchaser in permitting Purchaser’s respective authorized representatives to review and copy any and all Resident Agreements, records, books, contracts, and commitments relating to the Property, and permit Purchaser and its authorized representatives free access to the Property upon prior notice to Seller or its representatives, subject to rights of the residents under their Resident Agreements.

(ii) Seller will use reasonable efforts to preserve for Purchaser the goodwill of Seller’s residents and others having business relations with the Property.

(iii) Seller will operate, maintain and manage the Property consistent with the manner in which Seller has operated, maintained and managed the Property.

(iv) Seller will perform and pay all of its obligations in the normal course of business so as not be to in material default with respect thereto, and shall maintain and keep in effect all insurance policies covering the Property.

(v) Seller agrees that Seller will not enter into any agreement affecting the Property without first obtaining Purchaser’s prior written consent (not to be unreasonably withheld), except Seller has the right to enter into Resident Agreements with respect to any rooms constituting the Property in the normal course of business for a term of not more than thirty (30) days and for a monthly rental rate not less than the applicable Medicaid rate for a semi-private room.

(vi) Seller shall promptly deliver to Purchaser any correspondence or other documents received by Seller related to the real estate tax assessment of the Property.

(vii) Seller shall file all cost and other reports required to be filed pursuant to the Medicare and Medicaid programs, accurately and on or prior to their due dates.

12. CASUALTY; CONDEMNATION.

(a) If any condemnation or conveyance in lieu thereof of all or any portion of the Real Property occurs or is threatened prior to Closing (written notice of which shall be given to Purchaser by Seller promptly upon its receipt), Purchaser may at its option, either (i) terminate this Agreement by written notice to Seller given within twenty (20) days after Purchaser is notified of such actual or possible proceedings (but before the Closing), in which case all of the Escrow Funds shall be returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate, except those expressly stated to survive termination, or (ii) proceed to Closing without abatement of the Purchase Price, in which case all proceeds or award (less any expenses incurred by Seller) shall be assigned to Purchaser. If any condemnation or conveyance in lieu thereof is presently pending or occurs after the date hereof, Seller shall not settle or agree to accept any compensation for same without Purchaser’s prior written consent, not to be unreasonably withheld.

(b) In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect, and neither Purchaser nor Seller shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said damage except as set forth in the next sentence. In such event, the transaction shall proceed as contemplated herein, Seller shall provide a credit against the Purchase Price equal to Seller’s interest in insurance proceeds that have been collected by Seller and assign to Purchaser all of Seller’s right, title and interest in the proceeds to be paid on the claim of loss, less any sums expended by Seller prior to Closing in connection with its insurance claim (including any deductibles paid) or for the restoration or repair of the damaged Property.

(c) In the event of a “major” loss or damage to the Property or any portion thereof, Purchaser may terminate this Agreement by written notice to Seller, in which event the Escrow Funds shall be returned to Purchaser. If Purchaser does not give written notice of termination of this Agreement within twenty (20) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event, the transaction shall proceed as contemplated herein, Seller shall provide a credit against the Purchase Price equal to Seller’s interest in insurance proceeds that have been collected by Seller and assign to Purchaser all of Seller’s right, title and interest in the proceeds to be paid on the claim of loss, less any sums expended by Seller prior to Closing in connection with its insurance claim (including any deductibles paid) or for the restoration or repair of the damaged Property.

(d) For purposes of this Section 12, “major” loss or damage refers to loss or damage to the Property or any portion thereof: (i) such that the cost of repair or restoration of the damage to a condition substantially identical to that prior to the event of damage would be, either be equal to or greater than $500,000 or require more than 120 days after the loss or damage to repair and restore, as determined by an independent appraiser chosen by Purchaser and reasonably acceptable to Seller, or (ii) having a material adverse impact upon the ability or feasibility of operating a nursing home facility on the Property, in substantially the same manner as the Property is being operated by Seller on the date hereof. Within ten (10) days after its occurrence, Seller shall give Purchaser written notice of any casualty and, if then available, an estimate of the restoration costs and time for restoration.

13. BROKERS’ COMMISSIONS.

(a) Seller warrants and represents to Purchaser that it has not dealt with any real estate broker or finder in connection with the transaction described herein and no commission or finder’s fee is due any broker or agent. Seller hereby indemnifies and holds harmless Purchaser from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees, that may arise by reason of any claim, demand, or suit arising out of facts constituting a breach of the foregoing representation and warranty.

(b) Purchaser represents and warrants to Seller that it has not dealt with any real estate agent, broker or finder in connection with the transaction described herein. Purchaser hereby indemnifies and holds harmless Seller from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees, that may arise by reason of any claim, demand or suit arising out of any facts constituting a breach of the foregoing representation and warranty.

14. SELLER’S REPRESENTATIONS. Seller represents and warrants to Purchaser as of the date of this Agreement and as of Closing, as follows:

(a) Seller owns fee simple title to the Property.

(b) There are no leases or other rights of parties in possession with respect to the Property except for the Resident Agreements. The copies of the Resident Agreements provided to Purchaser are true, correct and complete. Except as set forth on the Census, there are no current monetary defaults under any of the Resident Agreements by any of the residents or the Seller.

(c) There are no proceedings or investigations pending or, to Seller’s knowledge, threatened, against or relating to the Property which relate to condemnation or the exercise of the right of eminent domain as to any part of the Property or purchase in lieu thereof.

(d) Seller has received no written notice that either the Property or the use thereof violates any laws, rules or regulations of any federal, state, city or county government or any agency, body or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

(e) No bankruptcy or insolvency proceedings are pending or contemplated by or against Seller.

(f) This Agreement has been duly authorized by all necessary actions on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller. The execution of this Agreement and the consummation of Closing hereunder does not and will not violate or contravene any law, order, decree, rule or regulation to which Seller is subject, to its knowledge, or any agreement, instrument or document to which Seller or the Property is subject.

(g) To Seller’s knowledge, except as set forth in the Environmental Site Assessments, the Property does not contain any Hazardous Materials (as hereinafter defined) in violation of applicable laws, and the Property has not been used by Seller for a landfill or dump site. As used herein, “Hazardous Materials” means any oil, hazardous materials, hazardous wastes, hazardous substances or toxic substances, as defined in 42 U.S.C. §§9601 et seq., 42 U.S.C. §§6901 et seq., 15 U.S.C. §§2601 et seq. and the regulations promulgated thereunder, and all applicable federal, state and local laws, rules and regulations relating to the environment, as any of the same may be amended from time to time (“Environmental Laws”).

(h) The Tangible Personal Property and Business Records are free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of loan instruments securing a loan that shall be paid in full by Seller at or prior to Closing.

(i) To Seller’s knowledge, each item of Tangible Personal Property, the roof of the Improvements and the heating, ventilation, air conditioning and other mechanical and electrical systems on the Property are in working operating condition and repair, free from any material defects, and usable in the operation of the Improvements, in each case subject to ordinary wear and tear and damage from casualty.

(j) There are no service, supply, development, construction, management, maintenance or other contracts to which Seller is a party with respect to the Property that will remain in effect with respect to the Property following Closing.

(k) No litigation or proceeding before any commission, agency or other administrative authority is pending or, to the actual knowledge of Seller, threatened against or affecting the Property, Seller’s use of the Property or arising out of or by virtue of the ownership or use by Seller of the Property.

(l) Seller is the sole owner and holder of all certificates, licenses, permits and other approvals issued by any applicable health care regulatory agency, which are required for the ownership, operation, maintenance, management and provision of health care services at or on the Property as presently owned, operated, maintained, managed and provided (the “Health Care Licenses”); and all of the Health Care Licenses are (i) valid and in good standing, (ii) in full force and effect, and (iii) not subject to any lien, attachment or claim, except pursuant to loan instruments securing a loan that shall be paid in full by Seller at or prior to Closing; and no person or entity has the right or option to acquire the Health Care Licenses other than pursuant to the Asset Purchase Agreement referenced below that relates to the health care services conducted at the Real Property.

As used in this Agreement, the phrase “to Seller’s knowledge” or words of similar import shall mean and refer to the actual knowledge of the following individuals: the Chief Financial Officer of NewCourtland Elder Services, Seller’s parent corporation (“NewCourtland”), the Vice President of Nursing Home Operations of NewCourtland, the Director of Facility Maintenance of NewCourtland, the Nutrition Services Coordinator of NewCourtland, the Clinical Coordinator of NewCourtland, and the Administrator of the nursing home operated on the Property. Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading.

15. PURCHASER’S REPRESENTATIONS. Purchaser represents and warrants to Seller as of the date of this Agreement and as of Closing, as follows:

(a) The execution, delivery and performance of this Agreement have been duly authorized and approved by all requisite action required of Purchaser. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate any provision of Purchaser’s Organizational Documents now in force and effect or as may be in force at the Closing. This Agreement has been duly executed and delivered by Purchaser and is valid and binding upon Purchaser and enforceable in accordance with its terms.

(b) The execution of this Agreement and the consummation of Closing hereunder does not and will not violate or contravene any law, order, decree, rule or regulation to which Purchaser is subject, to its knowledge, or any agreement, instrument or document to which Purchaser is subject.

(c) There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which materially and adversely impairs Purchaser’s ability to execute, deliver or perform this Agreement.

16. NATURE AND SURVIVAL OF REPRESENTATIONS.

(a) All statements contained in any certificate or any other instrument delivered by or on behalf of the Seller or Purchaser pursuant to Section 8 of this Agreement or in connection with the transactions contemplated hereby and prepared by Seller or Purchaser, as the case may be, shall be deemed representations and warranties by the party making same.

(b) Notwithstanding anything contained in this Agreement to the contrary, all of the representations and warranties that are made by Seller and set forth herein or in any of the certificates or any other instrument required to be delivered by Seller hereunder (collectively, the “Representations”) shall be subject to the following conditions and limitations: (i) there shall be no liability on the part of Seller for any breach of a Representation arising from any matter or circumstance of which Purchaser had knowledge by Closing; and (ii) if prior to the time of Closing, during the course of Purchaser’s inspections, studies, tests and investigations conducted pursuant to this Agreement, or through other sources, Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller and was not otherwise the result of a breach or default by Seller in the performance of any of its obligations under this Agreement, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser’s sole and exclusive right and remedy shall be to terminate this Agreement by written notice to Seller prior to Closing, in which event the Escrow Fund shall be returned to Purchaser and no party shall have any further rights or obligations hereunder, except for those that are expressly stated to survive termination.

(c) All representations and warranties made by Seller and/or Purchaser in this Agreement or pursuant thereto shall survive Closing hereunder for a period of one (1) year and shall not be deemed to merge upon the acceptance of delivery or recordation of the Deed by Purchaser. A party shall have the right to bring an action thereon only if such party has commenced an action against the other party during such one (1) year period.

(d) Notwithstanding anything in this Agreement to the contrary:

(i) Seller shall not have any obligations under this Section 16 for any breach of its Representations unless and until the aggregate claims made by (A) Purchaser with respect to such breaches of Representations, and (B) Tucker House Nursing and Rehabilitation Center PA, L.P., for breaches of Representations made by the Seller under the Asset Purchase Agreement relating to the business conducted at the Real Property, exceed Forty-Five Thousand Three Hundred and Twenty-Two Dollars ($45,322) (the “Basket Amount”), after which Seller shall be liable for all such claims in excess of the Basket Amount; and

(ii) the aggregate liability of Seller for any breaches of its Representations hereunder and under the Asset Purchase Agreement relating to the business conducted at the Real Property, and the Seller Affiliates for breaches of their respective Representations pursuant to Section 16 of each of the Other Purchase Agreements and pursuant to the other Asset Purchase Agreements, shall be limited to an amount equal to Five Million Dollars ($5,000,000).

(e) The covenants contained in this Section 16 shall survive the Closing, subject to the provisions of this Section 16.

17. EMPLOYEES. In connection with the Asset Purchase Agreement relating to the business conducted at the Real Property and the closing contemplated thereunder, Seller shall comply in all material respects with the requirements relating to notifications to Seller’s current employees as established by all applicable federal, state and local statutes, regulations, rules and ordinances, including without limitation, the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101).

18. NO ASSIGNMENT. Purchaser shall not assign this Agreement without the prior written consent of Seller, which approval may be withheld in Seller’s sole discretion. No assignment by either party shall relieve such party of any obligation under this Agreement whether arising before or after such assignment.

19. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto.

20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) one (1) business day after being deposited with a reputable overnight courier for next business day delivery, or (ii) when sent by confirmed facsimile and followed by overnight courier:

If to Seller:

Tucker House II, Inc.
1845 Walnut Street, 12th Floor
Philadelphia, PA 19103
Attn: Mr. Drew Seibert
Fax: (215) 848-8741

With a copy to:

Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
Attn: Matthew C. Jones, Esq.
Fax: (215) 689-2599

If to Purchaser:

Grubb & Ellis Equity Advisors, LLC

1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 97205

Attn: Mr. Stefan Oh

Fax: (714) 667-0611

With copies to:

Arnall Golden Gregory LLP

171 17th Street, NW, Suite 2100

Atlanta, GA 30363

Attn: Steven A. Kaye, Esq.

Fax No.: 404-873-8101

If to Escrow Agent:

First American Title Insurance Company

2 Liberty Place

Suite 3010

50 South 16th Street

Philadelphia, PA 19102

Attn.: Leonard Shatz

Fax No.: 215-567-0375

or at any such other address as any party may have furnished to the other in writing in accordance with this Section 19. Any notice desired or required to be given by Purchaser or Seller may be given on behalf of such party by such party’s legal counsel.

21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

22. INTERPRETATION. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

23. VALIDITY. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

24. CAPTIONS. All section or paragraph titles or captions contained in this Agreement are for convenience or reference purposes only, and shall not be deemed a part of or construed to affect the context of this Agreement.

25. ENTIRE AGREEMENT. This Agreement and the Option Agreement contain the entire understanding between the parties hereto and supersedes any prior written or oral agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between and among them relating to the subject matter of this Agreement which are not fully expressed herein and in the Option Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

26. COSTS. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants. Purchaser shall pay for the Title Commitment, the Owner’s Title Policy (including all endorsements), any survey and all fees of the Escrow Agent for holding the Escrow Fund. Seller shall pay the cost of preparing the Deed.

27. EMPLOYMENT OF ESCROW AGENT. The Escrow Agent shall hold the Escrow Fund in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrow Agent) until the Closing or sooner termination hereof and shall pay over or apply such proceeds in accordance with the terms of Section 5 in this Agreement. The Escrow Agent shall invest the Escrow Fund in an interest bearing account as directed by Purchaser or in such other manner as agreed to in writing by Seller and Purchaser. At Closing, the Escrow Fund shall be paid by the Escrow Agent to Seller and applied to the Purchase Price as a credit for the Purchaser. If for any reason Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall give written notice by facsimile or overnight courier to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) business day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties hereto or a final judgment of a court of competent jurisdiction. The Escrow Agent shall, however, have the right at any time after receiving any disputed claim for payment of the Escrow Fund to file a suit with a court of competent jurisdiction and to pay the Escrow to such court (or an officer thereof). The Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved of and discharged from all further obligations and responsibilities hereunder. Escrow Agent shall not release the Escrow Fund unless the Escrow Agent has delivered to the other party written notice of the demand for release of the Escrow Fund and has not received any written objection from that party within five (5) days from the date of such notice.

28. EXCULPATION OF ESCROW AGENT. The parties acknowledge that the Escrow Agent is acting at their request and convenience and solely as a stakeholder, that the Escrow Agent shall not be deemed to be the agent of either of the parties and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser hereby jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorneys’ fees) incurred in connection with the performance by Escrow Agent of its duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent; provided however, that as between Seller and Purchaser, no such advance costs, claims and expenses as the result of any dispute or litigation between them shall be without prejudice to such party’s right to recover such amount as damages from the breaching party.

29. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages.

30. TIME. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

31. U. S. CURRENCY REQUIRED. All sums referred to herein shall be in currency of the United States of America.

32. CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. For purposes of this Agreement, a “business day” shall be a day which is not a Saturday, Sunday or legal holiday in Philadelphia, Pennsylvania.

33. NO RECORDING. This Agreement shall not be lodged for recording in any place or office of public record.

34. WAIVER OF TENDER. Formal tender of an executed deed and the purchase money each is hereby waived. The parties hereto agree to an escrow closing.

35. WAIVER OF TRIAL BY JURY. PURCHASER AND SELLER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PURCHASE AND SALE OF THE PROPERTY AND ANY DOCUMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT.

36. BULK SALES. The parties acknowledge that the laws of the Commonwealth of Pennsylvania may require that certain governmental agencies or authorities be notified in advance of the Closing Date, of the proposed assignment and transfer of the Property by Seller to Purchaser, and in certain cases that Seller obtain and deliver to Purchaser a clearance certificate evidencing the payment by Seller of certain taxes, assessments and contributions to the Commonwealth of Pennsylvania. The parties further acknowledge that, as a result of procedures for the administration of applications for such clearance certificates, and anticipated delays therein, it is not possible for Seller to obtain and deliver such clearance certificates as of the Closing Date, or for some period of time thereafter. Seller shall be responsible for providing all notices to governmental agencies required under such laws and for providing, at Closing, evidence reasonably acceptable to Purchaser that such notices have been delivered. Seller agrees to act in good faith and with reasonable diligence to apply for, obtain and deliver to Purchaser (with copies to the Title Company) all required clearance certificates at or as soon after the Closing Date as is reasonably possible. If any such required clearance certificate is not available at the Closing, the failure to deliver such clearance certificate, and any exception therefor raised by the Title Company, shall not constitute a default by Seller or a deficiency in title, provided that (i) no liens or claims for unpaid taxes shall then have been assessed against Seller or the Property, and (ii) Seller shall indemnify the Title Company (if required) and Purchaser against claims by the Commonwealth of Pennsylvania for any taxes, assessments and contributions that may be due from Seller to the Commonwealth of Pennsylvania, and Seller shall indemnify Purchaser for all losses, costs and expenses incurred by Purchaser as a result of Seller’s failure to comply with the obligations referenced in this Section 36, which indemnification obligations shall survive Closing.

37. “AS-IS” SALE.

(a) EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (COLLECTIVELY, “SELLER’S WARRANTIES”): TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, THIS SALE IS MADE AND WILL BE MADE ON AN “AS IS” AND “WHERE IS” BASIS AND WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR SELLER’S WARRANTIES, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, COMPLIANCE WITH LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY AND THE ENVIRONMENT), OR WARRANTIES OF FITNESS, HABITABILITY, TENANTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH SELLER HEREBY DISCLAIMS. PURCHASER ACKNOWLEDGES THAT PURCHASER IS SOPHISTICATED PURCHASER AND HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES (EITHER EXPRESS OR IMPLIED) MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY, EXCEPT FOR SELLER’S WARRANTIES.

(b) WITH RESPECT TO THE FOLLOWING, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO: (1) THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION PREPARED BY ANY ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY; (2) EXCEPT FOR SELLER’S WARRANTIES, THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED BY SELLER OR ANY OTHER PARTY TO PURCHASER PURSUANT TO PURCHASER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR (3) THE CONTENT OR ACCURACY OF ANY MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO PURCHASER BY SELLER OR REVIEWED BY PURCHASER WITH RESPECT TO THE PROPERTY.

(c) THE PROVISIONS OF THIS SECTION 37 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSING. PURCHASER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY AND IRREVOCABLY RELEASES SELLER AND ITS AGENTS AND REPRESENTATIVES FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER AND ANY AGENTS OR REPRESENTATIVES OF SELLER FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, ACTION OR CAUSE OF ACTION, WHETHER FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED TO THE PRESENCE OF ENVIRONMENTALLY HAZARDOUS, TOXIC OR DANGEROUS SUBSTANCES, OR ANY OTHER CONDITIONS (WHETHER PATENT, LATENT OR OTHERWISE) AFFECTING THE PROPERTY, EXCEPT FOR CLAIMS AGAINST SELLER BASED UPON ANY OBLIGATIONS AND LIABILITIES OF SELLER EXPRESSLY PROVIDED IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

38. SIMULTANEOUS SALE.

(a) Simultaneous Sale of Other Properties. Certain affiliates of Purchaser (the “Purchaser Affiliates”) have agreed to purchase from certain affiliates of Seller (the “Seller Affiliates”) certain other properties (the “Other Properties”) as more particularly described in and pursuant to those certain Agreements of Purchase and Sale of even date herewith described as follows: (i) Agreement of Purchase and Sale between G&E HC REIT II Care Pavilion SNF, L.P., as purchaser, and Care Pavilion, Inc. relating to the real property and certain tangible personal property located at 6212 Walnut Street (also known as 6200-6230 Walnut Street), Philadelphia, Pennsylvania 19139; (ii) Agreement of Purchase and Sale between G&E HC REIT II Maplewood Manor SNF, L.P., as purchaser, and Cliveden-Maplewood Convalescent Centers, Inc. relating to the real property and certain tangible personal property located at 125 West Schoolhouse Lane, Philadelphia, Pennsylvania 19144; (iii) Agreement of Purchase and Sale between G&E HC REIT II Cliveden SNF, L.P., as purchaser, and Cliveden-Maplewood Convalescent Centers, Inc. relating to the real property and certain tangible personal property located at 301 W. Johnson Street (also known as 6400 Greene Street), Philadelphia, Pennsylvania 19119; and (iv) Agreement of Purchase and Sale between G&E HC REIT II Cheltenham York SNF, L.P., as purchaser, and Cheltenham York Road Nursing and Rehabilitation Center Inc., relating to the real property and certain tangible personal property located at 7107 Old York Road, Philadelphia, Pennsylvania 19126 (collectively, the “Other Purchase Agreements”). Seller’s obligation to close under this Agreement is contingent upon the simultaneous closing of each and every one of the Other Purchase Agreements. A default by a Purchaser Affiliate under any of the Other Purchase Agreements shall constitute a default by Purchaser hereunder, entitling Seller to exercise its rights and remedies pursuant to Section 5(a) hereof. Purchaser’s obligation to close under this Agreement is contingent upon the simultaneous closing of each and every one of the Other Purchase Agreements. A default by a Seller Affiliate under any of the Other Purchase Agreements shall constitute a default by Seller hereunder, entitling Purchaser to exercise its rights and remedies pursuant to Section 5(b) hereof.

(b) Simultaneous Sale of Other Assets. Mid-Atlantic Health Care, LLC, by and through its affiliates (collectively, “Mid-Atlantic”), has agreed to purchase from Seller and the Seller Affiliates certain assets relating to the provision of health care services, including without limitation the rights and interests of Seller and the Seller Affiliates in the Health Care Licenses (which assets are separate and distinct from the Property), as more particularly described in and pursuant to the following Asset Purchase Agreements dated of even date herewith: (i) Asset Purchase Agreement between Care Pavilion Nursing and Rehabilitation Center PA, L.P., as purchaser, and Care Pavilion, Inc.; (ii) Asset Purchase Agreement between Maplewood Nursing and Rehabilitation Center PA, L.P., as purchaser, and Cliveden-Maplewood Convalescent Centers, Inc.; (iii) Asset Purchase Agreement between Cliveden Nursing and Rehabilitation Center PA, L.P., as purchaser, and Cliveden-Maplewood Convalescent Centers, Inc.; (iv) Asset Purchase Agreement between Tucker House Nursing and Rehabilitation Center PA, L.P., as purchaser, and Tucker House II, Inc.; and (v) Asset Purchase Agreement between Cheltenham Nursing and Rehabilitation Center PA, L.P., as purchaser, and Cheltenham York Road Nursing and Rehabilitation Center Inc. (collectively, the “Asset Purchase Agreements”). The obligations of Seller and the obligation of Purchaser, respectively, to close under this Agreement are contingent upon the simultaneous closing of each and every of the Asset Purchase Agreements. If any one or more of the Asset Purchase Agreements is terminated, or should a closing under any one of the Asset Purchase Agreements fail to occur on the closing date stated therein, then either Seller or Purchaser may terminate this Agreement by delivering written notice to the other party, in which event the Escrow Fund shall be disbursed in accordance with the Option Agreement and all other rights and obligations of Seller and Purchaser hereunder shall terminate immediately except for any obligations stated to survive termination.

39. ATTORNEYS’ FEES. In any action between Purchaser and Seller as a result of a party’s failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees, expenses and court costs incurred in such action.

40. ANTI-TERRORISM. Neither Purchaser or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

41. PURCHASER’S DISCLOSURES. Seller acknowledges that Purchaser may be affiliated with a company that may qualify as a Real Estate Investment Trust (“REIT”) and that, as such, it may be subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, Purchaser may publicly file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

SELLER:

TUCKER HOUSE II, INC.,
a Pennsylvania nonprofit corporation

By: /s/ Drew Seibert
Name: Drew Seibert
Its: Trustee
Date: June 14, 2011

PURCHASER:

G&E HC REIT II TUCKER HOUSE SNF, L.P.,

a Delaware limited partnership

By: G&E HC REIT II Philadelphia SNF Portfolio SPE General Partner, LLC,
a Delaware limited liability company, its general partner

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory
Date: June 14, 2011

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Leonardo A. Shatz
Name: Leonardo A. Shatz
Its: Senior Underwriting Counsel

Date: June 14, 2011